As filed with the Securities and Exchange Commission on April 23, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):

April 5, 2004

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number
1-15929	Progress Energy, Inc.	56-2155481
410 S. Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6411 State of Incorporation: North Carolina

The address of the registrant has not changed since the last report.

ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99.1	Notice of Blackout Period, dated April 23, 2004, to Directors and Executive Officers of Progress Energy, Inc. concerning a blackout period and trading restrictions pursuant to Regulation BTR.

ITEM 11.    Temporary Suspension of Trading under Registrant’s Employee Benefit Plans

On April 23, 2004, Progress Energy, Inc. sent a notice, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, to its directors and executive officers informing them of a pending blackout period under the Progress Energy
401(k) Savings & Stock Ownership Plan, or 401(k) Plan, during which the participants in the 401(k) Plan will be unable to access their accounts, exchange (transfer) among the investment options or initiate loans, withdrawals or full distributions from their accounts under the 401(k) Plan. The blackout period has been established to ensure that all account information is accurately transferred to a new record keeper for the 401(k) Plan. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The blackout period will be instituted during the transition of responsibilities from the current record keeper, ADP, for the 401(k) Plan to the new service provider, Fidelity Investments. The blackout period will begin at 4:00 p.m. Eastern daylight time on May 7, 2004 and will end during the week of May 16, 2004. During that time, directors and executive officers of the Company will not be permitted to, directly or indirectly, purchase, sell or otherwise acquire or transfer any Progress Energy common stock or associated derivative securities (e.g. restricted stock, stock options, performance shares and performance units) acquired in connection with their service as directors or executive officers of the Company.

During the blackout period and for a period of two years after the ending date of the blackout period, a security holder or other interested person may obtain, without charge, the actual beginning and ending dates of the blackout period by contacting Masceo Deschamps, Manager, Benefits, Human Resources Department, Progress Energy, Inc., 410 S. Wilmington Street, Raleigh, N.C. 27601 at 919-546-3275.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC. Registrant

By:	/s/ Geoffrey S. Chatas

Geoffrey S. Chatas Executive Vice President and Chief Financial Officer

Date: April 23, 2004

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Notice of Blackout Period, dated April 23, 2004, to Directors and Executive Officers of Progress Energy, Inc. concerning a blackout period and trading restrictions pursuant to Regulation BTR.

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